Exhibit d(vi) under Form N-1A
                                          Exhibit 10 under Item 601/Reg. S-K

                                  Amendment #1

                               to Letter Agreement

                                     between

                        The Wachovia Municipal Funds and

                               Wachovia Bank, N.A.

     This Amendment No. 1 to Letter Agreement ("Agreement") dated January 15, 1999, by and between The Wachovia Municipal Funds (the "Trust") and Wachovia Bank, N.A. ("Wachovia").

     WHEREAS, the Trust and Wachovia have agreed to amend the Agreement in certain respects;

     NOW THEREFORE, the parties intending to be legally bound agree as follows:

     The first sentence of the fifth paragraph is hereby deleted and replaced with the following:

      "This Agreement is effective as of December 15, 1998, and it will terminate upon the earlier of the termination of the Advisory Contract or January 31, 2001."

     WITNESS the due execution hereof this 31st day of January, 2000.

                                    THE WACHOVIA MUNICIPAL FUNDS



                                    By:
                                    Name:
                                    Title:


                                    WACHOVIA BANK. N.A.


                                    By:
                                    Name:
                                    Title: